7777 GLADES ROAD
                                                                       SUITE 300
                                                       BOCA RATON, FLORIDA 33434
[BROAD AND CASSEL LOGO]                                  Telephone: 561.483.7000
                                                         FACSIMILE: 561.483.7321
                                                          www.broadandcassel.com


                                  May 20, 2005


21st Century Holding Company
4161 N.W. 5th Street
Plantation, Florida 33317


         Re:      21st Century Holding Company (the "Company")
                  Amendment No. 1 to Registration Statement on Form S-3 File No. 333-124842


Ladies and Gentlemen:

      We have acted as counsel to the Company with respect to the preparation and filing with the U.S. Securities and Exchange Commission of the accompanying Amendment No. 1 to the Registration Statement on Form S-3 (as amended, the "Form S-3"), pursuant to the Securities Act of 1933, as amended (the "Securities
Act"). You have requested our opinion with respect to the 300,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), that may be offered and sold from time to time by the selling shareholders named in the Form S-3.

      As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we may deem relevant and necessary for the opinion expressed in this opinion letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

      Based on, and subject to the foregoing, we are of the opinion that the Shares have been legally issued and are fully paid and nonassessable.

21st Century Holding Company
May 20, 2005
Page 2


      The opinion expressed herein is based on Florida law, including the statutes and constitution of the State of Florida as in existence on the date hereof and the reported judicial decisions interpreting such statutes and constitution.

      In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

      We hereby consent to the filing of this opinion letter as an exhibit to the Form S-3. We also consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Form S-3. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


                                              Very truly yours,


                                              /s/ Broad and Cassel


                                              BROAD AND CASSEL